EXHIBIT 5.1

              Opinion of Malizia, Spidi, Sloane & Fisch, P.C. as to
                the validity of the Common Stock being registered

                      MALIZIA, SPIDI, SLOANE & FISCH, P.C.
                                Attorneys at Law
                               One Franklin Square
                               1301 K Street, N.W.
                                 Suite 700 East
                             Washington, D.C. 20005
                            Telephone: (202) 434-4660
                           Telecopier: (202) 434-4661



October 24, 1996

Board of Directors
First Colorado Bancorp, Inc.
215 South Wadsworth Boulevard
Lakewood, Colorado  24505

      RE:   Registration Statement on Form S-8:
            -----------------------------------
            First Colorado Bancorp, Inc.
            1996 Stock Option Plan

Gentlemen:

      We have acted as special counsel to First Colorado Bancorp, Inc., a State of Colorado corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 1,340,379 shares of common stock, par value $.10 per share (the "Common Stock") of the Company which may be issued upon the exercise of options granted or which may be granted under the First Colorado Bancorp, Inc. 1996 Stock Option Plan (the "Plan"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

      We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to the exercise of options granted under and in accordance with the terms of the Plan will be duly and validly issued, fully paid, and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included under the caption "Legal Opinion" in the Prospectus which is a part of the Registration Statement.

                                       Sincerely,

                                       /s/Malizia, Spidi, Sloane & Fisch, P.C.
                                       Malizia, Spidi, Sloane & Fisch, P.C.

Washington, D.C.